United States
Securities and Exchange Commission
Washington, D.C. 20549
_________________

FORM 8-K
_________________

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 26, 2010	000-52631
Date of Report (Date of earliest event reported)	Commission File Number

ENERGY HOLDINGS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	52-2404983
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

12012 Wickchester Lane, Suite 130, Houston, TX 77079
(Address of Principal Executive Offices) (Zip Code)

(713) 492-2329
(Registrant’s telephone number, including area code)

(Former name or former address if changed since the last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing requirements of the registration under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4( c))

ITEM 7.01.  Regulation FD Disclosure.

 Memoranda of Understanding

Energy Holdings International, Inc. has recently entered into five Memoranda of Understanding (MOU).  In each of the MOUs, EHII has identitied potential investments in the oil and gas energy sectors in North America, Bangladesh and the Middle East.  Each of these Memorandum contemplate that the parties will examine the potential for joint ventures, however no definitive agreements have been entered into.  EHII will not assure that any of the proproped joint ventures and/or projects will be developed, come to fruition or be profitable.  Each of the MOUs are summarized below and complete copies are available at EHII at www.energyhii.com.

MOU with Prize Petroleum Company

On October 4, 2010, EHII entered into an MOU with Prize Petroleum Company Limited, a New Dehli, India based company engaged in crude oil and natural gas exploration and production.  The parties will explore the potential for joint ventures, with a focus on targeted oil and gas entities in Canada.  Both  parties will undertake due diligence of the specific targets to determine whether to pursue more definitive agreements.

MOU with Era Intra Engineering

EHII and ERA recently entered into an MOU whereby EHII are proceeding to work torward a joint venture to develop gas based power plants internationally.  ERA Intra Enginerring is a civil and structural contractor that executes thermal & gas based power plants of the National Thermal Power Corporation and Bharat Heavy Electric Limited located in India.  The MOU provides that each party will prosed potential opportunities to one another.  According to the MOU, ERA will pay EHII a fee of $3.0 million for pre-development costs, pursuant to milestones mutually agreed upon.  The fee will be collateralized by EHII common stock, but shall not be issued unless there is a breach.   To date, no fees have been paid.

MOU with Basra Governate Council Regarding Power Generating  Projects (1) and (2)

On September 6, 2010, EHII entered into two separate MOUs with Basra Governate Council in the Basra region of Iraq to explore and determine the feasibility of establishing two an electrical power plants  with a 600 megawatt in order to install, operate and the power plants.  These plants will be located in the Basra region of Iraq.

MOU with Basra Governate Council Regarding Oil Refinery Project

On September 26, 2010, EHII entered into an MOU with Basra Governate Council in the Basra region of Iraq to explore and determine the feasibility of establishing an oil refinery plant  of 250,000 barrels of oil whereby the parities would determine the feasiniliyy of installing/commissioning, operating and maintaining the plant for 25 years from the actual activation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 30, 2010	ENERGY HOLDINGS INTERNATIONAL, INC.

/s/ John Adair,
By: John Adair, Chief Executive Officer